UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Ave., Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2021 (the “Effective Date”), ProPhase Labs, Inc. (the “Company”) and ProPhase Precision Medicine, Inc. (“ProPhase Precision”), a wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Nebula Genomics, Inc., a privately-owned personal genomics company (“Nebula”), each of the stockholders of Nebula (the “Seller Parties”), and Kamal Obbad, as Seller Party Representative. Pursuant to the terms of the Stock Purchase Agreement, ProPhase Precision acquired all of the issued and outstanding shares of common stock of Nebula (the “Nebula Shares”) from the Seller Parties on the Effective Date (the “Nebula Acquisition”), for a purchase price of $10,800,000, plus all cash and accounts receivable and other amounts payable to Nebula as of the closing, minus (i) all outstanding indebtedness of Nebula as of the closing, (ii) all transaction expenses owed and unpaid by Nebula as of the closing, and (iii) the Noteholder Amount as defined below. The Seller Parties have the right to receive cash or shares of the Company’s common stock, par value $0.0005 per share (the “Company Shares”), calculated based on a purchase price of $7.46 per Company Share (the “Per Share Purchase Price”), which is equal to the average closing price of the Company’s Shares on Nasdaq for the five trading days preceding the signing of the Stock Purchase Agreement. The aggregate purchase price paid for the Nebula Shares was approximately $14.6 million, subject to post-closing adjustments (the “Purchase Price”).

A portion of the Purchase Price equal to $6,668,896 (the “Noteholder Amount”) was withheld to satisfy certain amounts due and owing to the holders (the “Nebula Noteholders”) of certain Nebula convertible promissory notes (the “Nebula Notes”). The Nebula Noteholders have the right to receive cash pursuant to the terms of their Nebula Notes or Company Shares, calculated based on the Per Share Purchase Price, to satisfy all outstanding amounts owed to them under the Nebula Notes. Any portion of the Noteholder Amount not used to repay the Nebula Notes due to a Nebula Noteholder having forgiven any portion of principal under such holder’s Nebula Note will be added back to the Purchase Price. In the event a portion of the Noteholder Amount is not used because a Nebula Noteholder has elected to receive Company Shares, then such amount will remain a deduction to the Purchase Price and be kept by the Company. In the event a portion of the Noteholder Amount is not used because a Nebula Noteholder has elected to forgive interest and not exchange it for Company Shares, then the amount will remain a deduction to the Purchase Price and will be kept by the Company.

In addition to the Noteholder Amount, an additional $1,080,000 (the “Escrow Amount”) was deducted from the Purchase Price. The Escrow Amount will be held in escrow by Citibank, N.A. (the “Escrow Agent”) until February 23, 2023 (“Escrow Termination Date”), pursuant to the terms and conditions of an escrow agreement entered into with the Escrow Agent, as security for the indemnification obligations of the Seller Parties. At the Escrow Termination Date, the remaining amount, if any, of the Escrow Amount, less any amount reasonably necessary to pay any claim with respect to which a notice of claim has been timely and properly given, will be delivered to the Seller Parties, as applicable.

The Stock Purchase Agreements contains customary representations, warranties and covenants. In addition, certain key employees of Nebula have entered into two-year non-competition and non-solicitation agreements.

The assertions embodied in the representations and warranties included in the Stock Purchase Agreement were made solely for purposes of the contract between the parties to the Stock Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company, and the representations and warranties may have been used to allocate risk between the parties to the Stock Purchase Agreement rather than establishing matters as facts.

Both the Company and the Seller Parties have agreed to indemnify the other for losses arising from certain breaches of representations and warranties, covenants and other liabilities specified in the Stock Purchase Agreement, subject to certain limitations.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2021, the Company issued a press release announcing the Nebula Acquisition and certain other transactions described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01. Other Events.

In connection with the Nebula Acquisition, ProPhase Precision entered into an employment agreement with Kamal Obbad, the Chief Executive Officer of Nebula, on the Effective Date, pursuant to which Mr. Obbad will serve as SVP, Director of Sales and Marketing of ProPhase Precision. As a condition to the employment agreement, Mr. Obbad was awarded a stock option to purchase 250,000 Company Shares at an exercise price equal to $7.67 per share, the closing price of the Company Shares on the Effective Date. The award was issued as a material inducement to Mr. Obbad’s acceptance of employment with ProPhase Precision in accordance with Nasdaq Listing Rule 5635(c)(4) and was approved by the Company’s Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Table

10.1*	Stock Purchase Agreement by and among Nebula Genomics, Inc., the Seller Parties Named therein, Kammal Obbad in the capacity as Seller Party Representative, ProPhase Labs, Inc and ProPhase Precision Medicine, Inc., dated August 10, 2021.
99.1	Press Release issued by ProPhase Labs, Inc., dated August 11, 2021.

* The exhibits and schedules (other than Schedule 1.1) to this agreement have been intentionally omitted from this filing pursuant to Item 601(a)(5) and 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

		By:	/s/ Monica Brady
Monica Brady
Chief Financial Officer

Date:	August 16, 2021